Exhibit 10.14

INDEMNIFICATION RIGHTS AND CONTRIBUTION AGREEMENT

THIS INDEMNIFICATION RIGHTS AND CONTRIBUTION AGREEMENT (the “Agreement”) is made and entered into as of September 17, 2010, by and between HealthCare Ventures III, L.P., HealthCare Ventures IV, L.P., HealthCare Ventures V, L.P., and HealthCare Ventures VI, L.P. (collectively, the “Fund”) and VERENIUM CORPORATION, a Delaware corporation (the “Company”) (collectively, the “Parties”).

WHEREAS, certain individuals affiliated with the Fund (“Fund Indemnitees”) serve as members of the Company’s board of directors;

WHEREAS, the Fund and certain of its affiliates (collectively, the “Fund Indemnitors”) have granted certain rights to indemnification, advancement of expenses and/or insurance to the Fund Indemnitees;

WHEREAS, the Company has granted certain rights to indemnification, advancement of expenses and/or insurance to the Fund Indemnitees pursuant to one or more agreements and documents, including without limitation, the Certificate of Incorporation and/or Bylaws of the Company (or any other agreement between the Company and Fund Indemnitee whereby the Company provides rights to indemnification, advancement of expenses and/or insurance to the Fund Indemnitees) (collectively, the “Indemnification Agreements”), one or more of which may have been executed in connection with the appointment of Fund Indemnitees as directors of the Company;

WHEREAS, it is the intent of the Parties that the rights to indemnification, advancement of expenses and/or insurance granted by the Fund Indemnitors be secondary to the primary obligation of the Company to indemnify and/or insure Fund Indemnitees pursuant to the Indemnification Agreements; and

WHEREAS, this Agreement is meant to supplement and clarify, and not to contradict or conflict with, the Indemnification Agreements.

NOW, THEREFORE, in consideration of the foregoing recitals, the promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals. The foregoing recitals are true and correct, and hereby incorporated herein.

2. Indemnification Obligations. The Parties hereby acknowledge that the Fund Indemnitees have certain rights to indemnification, advancement of expenses and/or insurance provided by the Fund Indemnitors and the Company and certain of their affiliates. The Company hereby agrees that with regard to any claim arising on or after the earliest date of an Indemnification Agreement (i) it is the indemnitor of first resort (i.e., its obligations to Fund Indemnitees are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Fund Indemnitees are secondary), and (ii) it shall be required to advance all expenses and other amounts incurred by Fund Indemnitees to the extent required by the terms of the Indemnification Agreements and shall be liable for all expenses, judgments, penalties, fines, amounts paid in settlement to the extent legally permitted, and other amounts as required by the terms of the Indemnification Agreements, without regard to any rights a Fund Indemnitee may have against the Fund Indemnitors.

3. Contribution Rights.

(a) The Company irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors arising on or after the respective dates of the Fund Indemnitees’ election or appointment to the Company’s board of directors (each an “Election Date”) for contribution, subrogation or any other recovery of any kind in respect thereof.

(b) The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of a Fund Indemnitee with respect to any claim arising on or after an Election Date for which such Fund Indemnitee is entitled to indemnification from the Company shall affect the rights granted hereunder, and the Fund

Indemnitors shall have a right of contribution equal to 100% of any amounts advanced or paid by the Fund Indemnitors to the Fund Indemnitee relating to such claim and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Indemnitee against the Company. For the avoidance of doubt, if a Fund Indemnitor, for example, advances payment or indemnifies a Fund Indemnitee for $1000.00 for a claim for which such Fund Indemnitee is also entitled to indemnification by the Company, then the Company shall be obligated to make a payment or contribution to such Fund Indemnitors of $1000.00.

7. Delivery of Notices. Any notices required or permitted hereunder shall be made or provided in accordance with, and otherwise governed by the terms of the Indemnification Agreements between the Company and the Fund Indemnitees.

8. Remedies. All remedies afforded to the Fund Indemnitors by this Agreement are separate and cumulative remedies and no one of such remedies, whether or not exercised by the Fund Indemnitors, shall limit any of the other remedies available to the Fund Indemnitors and shall in no way limit or prejudice any other remedy which the Fund Indemnitors may have. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Fund Indemnitors hereunder.

9. Costs and Expenses. The Company shall pay or reimburse the Fund Indemnitors on demand for all out of pocket expenses (including in each case all reasonable fees and expenses of counsel) incurred by the Fund Indemnitors arising out of or in connection with the enforcement of this Agreement against the Company or arising out of or in connection with any failure of the Company to fully and timely perform its obligations hereunder.

10. Amendments. This Agreement can be waived, modified, amended, terminated or discharged only by the written agreement of each of the Parties.

11. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective heirs, successors, executors, administrators and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

12. Third Party Beneficiaries. The Parties agree that any affiliate of the Fund that has granted rights to indemnification, advancement of expenses and/or insurance to the Fund Indemnitees is an express third party beneficiary to the terms of this Agreement.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties hereto knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury with respect to any litigation based hereon, or arising out of, under or in connection with this Agreement.

14. Jurisdiction and Venue. With respect to any suit, action or proceeding relating to this Agreement (“Proceedings”), each party irrevocably submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware, and each party hereby waives any objection which it may have at any time to the laying of venue of any Proceedings brought in such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object with respect to such Proceedings that such court does not have jurisdiction over such party.

15. Counterparts; Facsimile. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or other mutually agreed electronic transmission.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

FUND:

HEALTHCARE VENTURES III, L.P.,
HEALTHCARE VENTURES IV, L.P.,
HEALTHCARE VENTURES V, L.P. and
HEALTHCARE VENTURES VI, L.P.

By:	HealthCare Partners III, L.P., HealthCare Partners IV, L.P., HealthCare Partners V, L.P. and HealthCare Partners VI, L.P., their General Partners

	By:	/s/ James H. Cavanaugh
Name: James H. Cavanaugh
Title: Managing Director

COMPANY:

VERENIUM CORPORATION

By:	/s/ Carlos Riva
Name: Carlos Riva
Title: Chief Executive Officer